THIRD AMENDMENT TO AMENDED AND RESTATED
                      LOAN AND SECURITY AGREEMENT

         This Third Amendment to Amended and Restated Loan and Security Agreement is made as of the 28th day of October, 1999 by and between

         BankBoston Retail Finance Inc. (in such capacity, the
         "Agent"), as Agent for the Lenders party to a certain
         Amended and Restated Loan and Security Agreement dated as of June 4, 1998,

         the Lenders party thereto, and

         Designs, Inc. (the "Borrower"), a Delaware corporation with its principal executive offices at 66 B Street, Needham, Massachusetts 02194 in consideration of the mutual covenants herein contained and benefits to be derived herefrom.


                        W I T N E S S E T H:


         WHEREAS, on June 4, 1998, the Agent, the Lenders and the Borrower entered in a certain Amended and Restated Loan and Security Agreement (as amended and in effect, the "Agreement"); and

         WHEREAS, the Agent has notified the Borrower of the occurrence of certain Events of Default under the Agreement; and

         WHEREAS, the Agent, the Lenders and the Borrower desire to waive such Events of Default and to modify certain of the provisions of the Agreement as set forth herein.

         NOW, THEREFORE, it is hereby agreed among the Agent, the Lenders and the Borrowers as follows:

         1. Capitalized Terms. All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Agreement.

         2. Amendments to Article 1. The provisions of Article 1 of the Agreement are hereby amended by deleting subparagraph (b) of the definition of "Change in Control" in its entirety and substituting the following in its stead:

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                           (b) More than one-third of the persons who were
                           directors of the Borrower on the first day of any period consisting of Twelve (12) consecutive calendar months (the first of which Twelve (12) month periods commences on the first day of November, 1999), cease, for any reason other than death or disability, to be directors of the Borrower.

                           (c) The persons who are directors of the Borrower as of October 28, 1999 cease, for any reason, to constitute a majority of the board of directors of the Borrower.

         3. Amendments to Article 10. The provisions of Article 10 of the Loan Agreement are hereby amended by adding the following new Events of Default at the end thereof:

                                    10-19 Material Adverse Change. An event
                                    shall have occurred or failed to occur,
                                    which occurrence or failure is or could have a materially adverse effect upon the Borrower's financial condition when compared with such financial condition as of October 8, 1999.

                                    10-20 Levi Strauss Changes. There shall have occurred any material adverse change in or to the Borrower's business relationship with Levi Strauss & Co. when compared to such relationship as of October 8, 1999.

         4. Waiver of Event of Default. The Agent and the Lenders waive any Event of Default which arose as a result of the Change in Control which occurred on or about October 8, 1999. This waiver is a one time waiver and relates only to the events described in this paragraph. This waiver shall not modify any rights of the Agent and the Lenders under the Agreement in the event of any future Change in Control or on account of any other Event of Default.

         5. Ratification of Loan Documents. Except as provided herein, all terms and conditions of the Agreement on the other Loan Documents remain in full force and effect.

         6.       Miscellaneous.

                           (a) This Third Amendment to Amended and Restated Loan
                  and Security Agreement may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument.

                           (b) This Third Amendment to Amended and Restated
                  Loan and Security Agreement expresses the entire

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                  understanding of the parties with respect to the transactions contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

                           (c) Any determination that any provision of this
                  Third Amendment or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Third Amendment to Amended and Restated Loan and Security Agreement.

                           (d) The Borrower shall pay on demand all costs and
                  expenses of the Agent and each Lender, including, without limitation, reasonable attorneys' fees in connection with the preparation, negotiation, execution and delivery of this Third Amendment to Amended and Restated Loan and Security Agreement.

                           (e) The Borrower warrants and represents that the
                  Borrower has consulted with independent legal counsel of the Borrower's selection in connection with this Third Amendment and is not relying on any representations or warranties of the Agent or any Lender or their respective counsel in entering into this Third Amendment.





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         IN WITNESS WHEREOF, the parties have hereunto caused this Third
Amendment to be executed and their seals to be hereto affixed as of the date first above written.

                                             AGENT

                                             BANKBOSTON RETAIL FINANCE INC.


                                             By: /s/ James R. Dore

                                             Name:   James R. Dore

                                             Title:  Vice President


                                             LENDERS

                                             BANKBOSTON RETAIL FINANCE INC.



                                             By: /s/ James R. Dore

                                             Name:   James R. Dore

                                             Title:  Vice President

                                             NORWEST BUSINESS CREDIT, INC.



                                             By: /s/ Scott Fiore

                                             Name:   Scott Fiore

                                             Title:  Assistant Vice President


                                             BORROWER

                                             DESIGNS, INC.



                                             By: /s/ Scott N. Semel, as EVP

                                             Name:   Scott N. Semel, as

                                             Title:  Executive Vice President

526088.2

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